Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investor Inquiries	Media Inquiries
Eric Sockol	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
esockol@techtarget.com	mbarsam@techtarget.com

TechTarget Reports First Quarter Financial Results

Online revenues grow 14% year over year

Newton, MA — May 10, 2010 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended March 31, 2010.

Total Q1 2010 revenues increased 14% to $21.0 million compared to Q1 2009. Q1 2010 online revenue increased by 14% to $18.6 million compared to Q1 2009 and represented 88% of total Q1 2010 revenues.  Q1 2010 events revenue increased by 13% to $2.5 million compared to Q1 2009 and represented 12% of total Q1 2010 revenues.

“We are pleased that online revenues grew 14% in the quarter” said Greg Strakosch, CEO of TechTarget. “We are glad to see that investments we made during the downturn to grow market share are starting to materialize as the environment continues to improve.”

Total Q1 2010 gross profit margin increased to 74% compared to 68% for Q1 2009. Q1 2010 online gross profit margin increased to 76% compared to 70% for Q1 2009.

Net loss was $2.3 million for both Q1 2010 and Q1 2009. Adjusted net income (net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact) for Q1 2010 was $1.0 million compared to $0.6 million for Q1 2009. Net loss per basic share was $0.06 for both Q1 2010 and Q1 2009. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the Q1 2010 was $0.02 compared to $0.01 for Q1 2009.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) for Q1 2010 increased 55% to $2.5 million compared to $1.6 million for Q1 2009. Q1 2010 adjusted EBITDA was reduced by $0.7 million as a result of the following nonrecurring items: $0.4 million of expenses associated with the move into the company’s new corporate headquarters and $0.3 million associated with the previously disclosed prior year investigation of an improper accounting practice.

The Company’s balance sheet and financial position remain strong. As of March 31, 2010, the Company’s cash and investments totaled $81.6 million and the company has no outstanding bank debt.

Recent Company Highlights

•
Hired Jeff Wakely as Chief Financial Officer and Treasurer. In this role, Wakely will have overall leadership responsibility for the strategy and operations for all of the Company’s finance and control functions. He will assume his new role on June 7. Wakely is currently the Chief Accounting Officer, Vice President of Finance and Assistant Treasurer at NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader in network management. When Wakely joined NetScout in 2005, the company had less than $100 million in revenue. For the fiscal year ended March 31, 2010, the company’s revenues were $260 million.

•
Acquired BeyeNETWORK™, a group of online technology sites that provide news, expert information and exclusive resources on the business information management lifecycle, including business intelligence (BI) best practices, business analytics, data integration, and data governance. All of the sites’ content is written by industry experts who share their experiences and research in a collection of articles, podcasts, and blogs focused on specific vertical industries.

·
Named by BtoB Magazine as one of the Top 50 Most Powerful BtoB Advertising Venues for the 10th consecutive year. TechTarget was named #9 on this year’s list. Other companies in the Top 10 include: Google, The Wall Street Journal, The National Football League, Yahoo!, CNBC, Financial Times and Bloomberg/BusinessWeek.

·
Announced The TechTarget/Google Online ROI Summit to be held at the Hilton Metropole in London on May 26th. There will be expert speakers from TechTarget and Google as well as customer case studies from EMC and 3PAR. This is the first time that TechTarget is taking its popular ROI Summit to Europe, which reflects the growing importance of TechTarget’s business outside of North America.

Financial Guidance

In the second quarter of 2010, the Company expects total revenues to be within the range of $24.3 million to $25.3 million; online revenues within the range of $20.1 million to $20.9 million; events revenues within the range of $4.2 million to $4.4 million and adjusted EBITDA to be within the range of $5.0 million to $5.8 million.  This Q2 guidance is based on an assumption of approximately 15% online growth over Q2 2009.

In the Company’s previous prepared remarks, issued on March 10, 2010, it was stated that online growth for 2010 was expected be in the low double digits; the Company is now providing guidance that its online growth rate for 2010 is expected to be in the mid-teens. Additionally, the Company stated in its March 10 prepared remarks that it expected 2010 event revenue to decline 20-25% from last year; the Company is now decreasing the expected decline in events revenue to be only 15-20%. Based on the foregoing revised guidance, the Company is now increasing its previously stated expectation regarding the range for annual adjusted EBITDA margins from 18% - 22% to 19% - 23%.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:30 pm (Eastern Time) today (May 10, 2010). Supplemental financial information and prepared remarks for the conference call will be posted to the Investor Relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 713-4218 (US callers) or 617-213-4870 (International callers) ten minutes prior to the call and referencing participant pass code 72673576 for both domestic and international callers.  Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key= P9TTEP8WQ. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning May 10, 2010 at 8:00 p.m. ET through May 24, 2010 at 11:59p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 29819772. International callers should dial 617-801-6888 and also use the pass code 29819772 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted to exclude stock-based compensation.  The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, and stock-based compensation, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors.  Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online technology media company, gives technology providers ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of more than 80 technology-specific websites and more than 8.5 million registered members, TechTarget is a primary Web destination for technology professionals researching products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of webcasts, podcasts, videos and virtual trade shows for the technology market. Its websites are complemented by numerous invitation-only events. TechTarget provides proven lead generation and branding programs to top advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2010 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and BeyeNETWORK™ is a trademark, of TechTarget. All other trademarks are the property of their respective owners.

TECHTARGET, INC.
Consolidated Balance Sheets
(in $000's)

	March 31,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,491	$20,884
Short-term investments	56,291	50,496
Accounts receivable, net of allowance for doubtful accounts	18,360	16,623
Prepaid expenses and other current assets	1,991	1,929
Deferred tax assets	2,204	2,399
Total current assets	96,337	92,331

Property and equipment, net	5,653	3,760
Long-term investments	7,810	11,177
Goodwill	89,293	88,958
Intangible assets, net of accumulated amortization	12,087	12,528
Other assets	148	127
Deferred tax assets	5,739	5,182
Total assets	$217,067	$214,063

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,497	$3,106
Accrued expenses and other current liabilities	1,472	2,910
Accrued compensation expenses	1,191	808
Income taxes payable	-	398
Deferred revenue	9,182	8,402
Total current liabilities	16,342	15,624

Long-term liabilities:
Other liabilities	1,821	575
Total liabilities	18,163	16,199

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	43	42
Additional paid-in capital	236,989	233,555
Warrants	2	2
Accumulated other comprehensive (loss) income	(47)	8
Accumulated deficit	(38,083)	(35,743)
Total stockholders' equity	198,904	197,864
Total liabilities and stockholders' equity	$217,067	$214,063

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000's, except share and per share amounts)

	For the Three Months Ended March 31,
	2010	2009
	(Unaudited)
Revenues:
Online	$18,561	$16,282
Events	2,482	2,190
Total revenues	21,043	18,472

Cost of revenues:
Online (1)	4,536	4,880
Events (1)	864	1,081
Total cost of revenues	5,400	5,961

Gross profit	15,643	12,511

Operating expenses:
Selling and marketing (1)	8,913	7,516
Product development (1)	2,185	2,081
General and administrative (1)	5,495	3,919
Depreciation	525	536
Amortization of intangible assets	1,135	1,215
Total operating expenses	18,253	15,267

Operating loss	(2,610)	(2,756)

Interest income (expense), net	107	(110)

Loss before provision for income taxes	(2,503)	(2,866)

Benefit from income taxes	(163)	(558)

Net loss	$(2,340)	$(2,308)

Net loss per common share:
Basic and diluted	$(0.06)	$(0.06)

Weighted average common shares outstanding:
Basic and diluted	42,479,994	41,754,131

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$88	$234
Cost of events revenue	26	17
Selling and marketing	1,929	1,328
Product development	161	131
General and administrative	1,225	893

TECHTARGET, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(in $000's)

	For the Three Months Ended March 31,
	2010	2009
	(Unaudited)

Net loss	$(2,340)	$(2,308)
Interest income (expense), net	107	(110)
Benefit from income taxes	(163)	(558)
Depreciation	525	536
Amortization of intangible assets	1,135	1,215
EBITDA	(950)	(1,005)
Stock-based compensation expense	3,429	2,603
Adjusted EBITDA	$2,479	$1,598

TECHTARGET, INC.
Reconciliation of Net Loss to Adjusted Net Income and Net Loss per Diluted Share to Adjusted Net Income per Share
(in $000's, except share and per share amounts)

	For the Three Months Ended March 31,
	2010	2009
	(Unaudited)

Net loss	$(2,340)	$(2,308)
Amortization of intangible assets	1,135	1,215
Stock-based compensation expense	3,429	2,603
Impact of income taxes	1,234	916
Adjusted net income	$990	$594

Net loss per diluted share	$(0.06)	$(0.06)
Weighted average diluted shares outstanding	42,479,994	41,754,131

Adjusted net income per share	$0.02	$0.01
Adjusted weighted average diluted shares outstanding	44,572,840	42,522,199
Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	2,092,846	768,068
Weighted average diluted shares outstanding	42,479,994	41,754,131

TECHTARGET, INC.
Financial Guidance for the Three Months Ended June 30, 2010
(in $000's)

	For the Three Months Ended June 30, 2010
	Range

Revenues	$24,300	$25,300

Adjusted EBITDA	$5,000	$5,800
Depreciation, amortization and stock-based compensation	5,113	5,113
Interest income, net	115	115
Provision for income taxes	607	937
Net loss	$(605)	$(135)